UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2018
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.
On August 6, 2018, Arista Networks, Inc. (the “Company”) entered into a binding term sheet with Cisco Systems, Inc. (“Cisco”) which, upon execution of a final agreement, will result in the dismissal of all pending district court and ITC litigation between the parties. Under the binding term sheet, the Company will pay Cisco $400 million by August 20, 2018. Cisco will grant the Company a release for all claims of infringement with respect to the patent infringement allegations against the Company in the pending litigation. The Company will grant Cisco a release from all past antitrust claims. These mutual releases will extend to the Company’s and Cisco’s customers, contract manufacturers, and partners. The parties have further agreed to a five-year stand-down period as to any utility patent infringement claims either may have against features currently implemented in the other party’s products and services, with some carve-outs for products stemming from acquired companies. The parties further agreed to a three-year dispute resolution process for allegations by either party against new and/or modified features in the other party’s products. The Company also agreed to make certain modifications to its Command Line Interface (“CLI”). In light of the binding term sheet, the parties are planning to seek a continuance and/or stay of their jury trial in Arista Networks, Inc. v. Cisco Systems Inc., Case No. 5:16-cv-00923-BLF, which is set to commence on August 6, 2018.

ITEM 2.02	Results of Operations and Financial Condition.
Adjustment to Second Quarter 2018 GAAP Financial Results
As a result of the agreement described in Item 1.01 above, the Company will revise its second quarter 2018 GAAP financial results reported on Form 8-K dated August 2, 2018. The Company will record a legal settlement charge of $405 million to operating expenses, which includes legal fees associated with the settlement, and a reduction of $99 million to its provision for income taxes, resulting in a revised GAAP net loss for the quarter of $155.3 million.  In addition, the Company will record an increase of $405 million in total current liabilities, an increase of $85 million in prepaid expenses and other current assets, and an increase of $14 million in deferred tax assets.  These adjustments do not impact the Company’s non-GAAP financial results, given the Company’s practice of excluding costs related to the Cisco and OptumSoft, Inc. lawsuits from its non-GAAP results.
The information set forth in this Item 2.02, “Results of Operations and Financial Condition” of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above relating to the settlement of the Cisco litigation matters and the binding term sheet is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

Date: August 6, 2018	By: /s/ MARC TAXAY
Marc Taxay
Senior Vice President and General Counsel